Exhibit 23.1
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Endogen, Inc. of our report dated July 24, 1997 appearing on page F-2 of the Annual Report on Form 10-KSB for the year ended May 31, 1997.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 10, 1998